Exhibit 23.1

                      Consent of Deloitte Touche Tohmatsu.



                          INDEPENDENT AUDITORS' CONSENT


We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 pertaining to the France Telecom Liquidity plan for US Employees of Orange SA of our audit report on the consolidated financial statements of France Telecom as of and for the year ended December 31, 2003, dated February 12, 2004 (for notes 1 to 32) and April 7, 2004 (for note 33), appearing in the Annual Report on Form 20-F of France Telecom for the fiscal year ended December 31, 2003.




/s/  DELOITTE TOUCHE TOHMATSU



Neuilly sur Seine, France
April 26, 2004